UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Trans-Pacific Aerospace Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	36-4613360 (I.R.S. Employer Identification No.)

2975 Huntington Drive, Suite 107 San Marino, California (Address of principal executive offices)	91108 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e) , check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act:

$0.001 par value common stock

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

Trans-Pacific Aerospace Company, Inc. (“we,” “us” or “ours”) is authorized to issue 4,500,000,000 shares of common stock. As of the date of this Form 8-A, there are 2,944,402,694 shares of our common stock issued and outstanding. Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders generally. Shareholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefore, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription rights or cumulative voting rights.

Item 2.  Exhibits

The exhibits to this Form 8-A are set forth below:

Number	Exhibit Description	Method of Filing

3.1	Articles of Incorporation dated June 5, 2007.	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on January 2, 2008.
3.2	Certificate of Amendment to Articles of Incorporation dated October 3, 2007.	Incorporated by reference from the Registrant’s Registration Statement on Form SB-2 filed on January 2, 2008.
3.3	Certificate of Change to Articles of Incorporation dated July 25, 2008.	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on January 29, 2009.
3.4	Certificate of Amendment to Articles of Incorporated dated July 31, 2008.	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on January 29, 2009.
3.5	Certificate of Amendment to Articles of Incorporated dated February 17, 2010.	Incorporated by reference from the Registrant’s Annual Report on Form 10-K filed on February 15, 2011.
3.6	Certificate of Change filed with the Nevada Secretary of State on September 11, 2014.	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 12, 2014.
3.7	Bylaws of the Registrant, as amended June 3, 2010.	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q filed on June 21, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2016	Trans-Pacific Aerospace Company, Inc.

	By:	/s/ William R. McKay
William R. McKay,
Chief Executive Officer